                                                                    EXHIBIT 10.1

[LADD LOGO]                                            NEWS RELEASE
                                                       FOR IMMEDIATE RELEASE
                                                       Oct. 13, 1998

                                                       Contact: John J. Ong
4620 Grandover Parkway - Box 26777                     (336) 315-4049
Greensboro, NC 27417-6777                              E-mail: jong@laddnet.com


              LADD THIRD QUARTER EARNINGS UP 91% ON 10% SALES GAIN

     GREENSBORO, NC - LADD Furniture, Inc. today reported that its fiscal 1998 third quarter net earnings jumped 91 percent from the year-earlier quarter, on a sales increase of 10 percent. For the fiscal third quarter ended October 3, 1998, LADD earned $3.3 million, or $0.41 per share (diluted), versus $1.7 million, or $0.22 per share (diluted) in the comparable 1997 quarter. Third quarter net sales this year totaled $142.9 million, up from $129.9 million in the same period of 1997. For the first nine months, net sales rose 12%, to $425.8 million this year, from $378.9 million in 1997. Net earnings for this year's first nine months more than doubled from a year earlier, rising to $8.5 million, or $1.06 per share (diluted), for the nine months ended October 3, 1998
- from $3.9 million, or $0.50 per share (diluted) a year earlier.

     LADD chairman and CEO Fred L. Schuermann, Jr. said he was pleased with the quarter's continued profitability improvement, pointing out that the third quarter net earnings of $3.3 million represented LADD's highest third quarter profit since 1988. "We again recorded substantial year-over-year margin improvement in the third quarter," Schuermann said, "with the operating margin for the period rising a full 1.3 percentage points over the third quarter of last year."

     Schuermann noted that LADD's management group was very satisfied that the company's total third quarter residential casegoods (wood furniture) sales increased 11 percent from a year earlier, while its residential upholstery sales rose 12 percent. "That kind of solid top line progress in our residential business is most encouraging," he said, "and I consider it a real indication of the success our casegoods and upholstery product development teams have achieved in a relatively short span of time." He added, "In total, our order backlog increased 11 percent during the third quarter, and we are eagerly looking forward to the start of the October International Home Furnishings Market this week in High Point."

     Schuermann said that, as has been anticipated following the sharp gains of the past several years, LADD's contract furniture volume growth slowed on a year-over-year comparative basis, with contract sales rising 4 percent in the third quarter. "The contract business continues to experience strong demand," Schuermann said, "but as sales have

                                     -over-
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grown and we've approached current capacity constraints, we have been more selective in accepting orders." He pointed out that LADD's contract capacity is slated to increase modestly during 1999, with the expansion of its Chilhowie, VA production facility.

     Commenting on the overall business climate, he said, "The widely-publicized weakness experienced by many global markets for the better part of the past year finally washed over onto the U.S. markets during this year's third quarter, and this domestic uncertainty has prompted a number of economic experts, including Federal Reserve Chairman Alan Greenspan, to conclude that a slowdown in the U.S. economy at this point would not be unexpected. We believe LADD is solidly positioned to prosper and continue improving its financial position in the quarters just ahead, even should the domestic economy weaken from current levels."

     Schuermann noted that, traditionally, the furniture manufacturing industry tends to become more cash flow positive when business turns down, due to reduced working capital requirements. "Most of the public furniture companies' stocks have come under extreme selling pressure in recent weeks and, in the opinion of a number of industry analysts, the current prices of many of these stocks seemingly discount all but the severest of recessions. Despite the recent volatility of the U.S. stock market and the growing gloom emanating from Wall Street, we continue to be very confident in the future. Our primary objectives for LADD continue to be profitability improvement, debt reduction, and solidly-grounded sales growth for our existing furniture brands."

     Headquartered in Greensboro, NC, LADD is one of the largest North American residential furniture manufacturers. The company markets its wide range of residential wood and upholstered furniture domestically under the major brand names American Drew, Barclay, Clayton Marcus, Lea, Pennsylvania House and Pilliod, and exports these products worldwide through LADD International. LADD's contract sales group, manufactured under the American of Martinsville name, is also one of the world's leading suppliers of guest room furniture to the hotel industry, as well as to assisted-living (retirement) facilities and governmental markets. LADD also owns and operates LADD Transportation, a support company. LADD's stock is traded on the Nasdaq National Market under the symbol LADF and information on the company can be found on the Internet at www.laddfurniture.com.


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TABLE FOLLOWS


                                     -more-
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FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such statements are dependent on a number of factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such factors include anticipated profitability and cash flow levels within the context of a weaker U.S. economy, in addition to those factors set forth in the company's required filings with the U.S. Securities and Exchange Commission.

NOTE: To receive fax copies of recent LADD news releases free of charge, just dial 800-758-5804, extension 501325. These releases are also available via the company's Internet site at www.laddfurniture.com ("company news").

LADD FURNITURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (PRELIMINARY AND UNAUDITED)
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
                                                      13 Weeks Ended
                                              -----------------------------
                                              Sept. 27, 1997   Oct. 3, 1998
                                              --------------   ------------
Net sales (1)                                 $ 129,935,000     142,896,000

Earnings before interest and income taxes         5,549,000       7,656,000

Interest expense                                  2,701,000       2,220,000

Earnings before income taxes                      2,848,000       5,436,000

Income tax expense                                1,110,000       2,117,000

Net earnings                                  $   1,738,000       3,319,000

Net earnings per common share - basic         $        0.22            0.42

Net earnings per common share - diluted       $        0.22            0.41

Weighted average number of common shares
  outstanding - diluted                           7,866,753       8,033,934

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

                                                     39 Weeks Ended
                                              -----------------------------
                                              Sept. 27, 1997   Oct. 3, 1998
                                              --------------   ------------
Net sales (1)                                 $ 378,875,000     425,810,000

Earnings before interest and income taxes        14,831,000      21,183,000

Interest expense                                  8,425,000       7,175,000

Earnings before income taxes                      6,406,000      14,008,000

Income tax expense                                2,498,000       5,460,000

Net earnings                                  $   3,908,000       8,548,000

Net earnings per common share - basic         $        0.50            1.10

Net earnings per common share - diluted       $        0.50            1.06

Weighted average number of common shares
  outstanding - diluted                           7,825,836       8,074,229

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


(1) Net sales by business group           Third Quarter     First Nine Months
     were as follows (000's):            1997      1998        1997      1998
                                     --------  --------    --------  --------
          Residential Casegoods      $ 72,068    80,348     208,240   234,608
          Residential Upholstery       28,017    31,483      88,731    95,388
          Contract Sales               29,850    31,065      81,904    95,814
                                     --------  --------    --------  --------
               Total                 $129,935   142,896     378,875   425,810
                                     ========  ========    ========  ========